Exhibit 5.1
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
February 24, 2011
Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, CA 94583

Re:	Chevron Corporation Registration Statement on Form S-8
Ladies and Gentlemen:
          We have acted as special counsel to Chevron Corporation, a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration by the Company of 195,395 shares (the “Shares”) of the Company’s common stock, par value $0.75 per share (the “Common Stock”), authorized for issuance pursuant to the Atlas Energy, Inc. 2009 Stock Incentive Plan (the “Plan”).
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”).
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) a certificate of Christopher A. Butner, Assistant Secretary & Managing Counsel, Securities/Corporate Governance of the Company, dated the date hereof (the “Officer’s Certificate”); (ii) the Registration Statement; (iii) a specimen certificate evidencing the Common Stock; (iv) the Restated Certificate of Incorporation of the Company, as amended to date and currently in effect, as certified pursuant to the Officer’s Certificate; (v) the By-Laws of the Company, as amended to date and currently in effect, as certified pursuant to the Officer’s Certificate; (vi) the Plan; and (vii) certain resolutions of the Board of Directors of the Company relating to the Plan and the filing of the Registration Statement, as certified pursuant to the Officer’s Certificate. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. We have also assumed that all of the Shares will be issued in accordance with the terms of the Plan and the consideration received by the Company for each Share delivered pursuant to the Plan will not be less than the par value of the Common Stock.
          Members of our firm are admitted to the bar in the State of Illinois, and we do not express any opinion with respect to the law of any jurisdiction other than Delaware corporate law (including, to the extent applicable, the Delaware constitution and judicial decisions) and we do not express any opinion as to the effect of any other laws on the opinions stated herein.
          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
          We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Item 5. Interests of Named Experts and Counsel” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP